SETTLEMENT AGREEMENT



     This Settlement Agreement, (the "Agreement") dated as of the 25th day of February 2002 is entered into between Insynq, Inc. (the "Company"), One Click Investments, LLC ("One Click").

     WHEREAS, pursuant to a Registration Rights Agreement dated August 4, 2000, One Click has been granted piggyback registration and one demand registration for 200,000 shares of common stock and 200,000 warrants to purchase common stock and;

     WHEREAS, pursuant to a Registration Rights Agreement dated January 30, 2001, One Click has been granted piggyback registration rights and;

     WHEREAS, the Company, pursuant to contemplated funding agreements (the "Funding"), which shall require the Company to file an SB-2 Registration and;

     WHEREAS, the Funding requires the Registration to be filed for the sole purpose of the Funding and;

     WHEREAS, One Click has agreed to waive registration rights previously granted and;

     WHEREAS, it is further agreed the warrants to purchase common stock dated February 21, 2000 shall bear an exercise price of $0.05 per share with an exercise period extending to December 31, 2004 with a cashless exercise provision.



Accepted By One Click Investments.

/s/ Eric Estoos
------------------------------
Eric Estoos

Date: _________________________

Insynq Inc.

/s/ John P. Gorst
------------------------------
John P. Gorst C.E.O.

Date. _________________________